Exhibit 99.1

Contact:	Bob Kneeley
Vice President, Investor Relations
303-495-1245
bob.kneeley@evhc.net

ENVISION PROVIDES PRELIMINARY 2017 FOURTH QUARTER RESULTS

Fourth Quarter and Full-Year Earnings to Be Announced Post-Market February 27, 2018

Extends Director Nomination Deadline to March 16, 2018

NASHVILLE, Tenn. & GREENWOOD VILLAGE, Colo. - (February 7, 2018) - Envision Healthcare Corporation (NYSE: EVHC) today provided preliminary fourth quarter results, announced the date for the release of its financial results for the fourth quarter and full year 2017 and extended the director nomination deadline.

Preliminary Fourth Quarter Results

For the three months ended December 31, 2017, Envision expects to report net revenue from continuing operations of approximately $2.0 billion and Adjusted EBITDA from continuing operations that will be at, or slightly above, the high end of its guidance range of $182 million to $202 million. That guidance range was provided on October 31, 2017, and most recently affirmed January 4, 2018.

“We are pleased with our team’s ability to operate and deliver results at the high end of our expectations,” said Christopher A. Holden, President and Chief Executive Officer of Envision. “We remain focused on executing our strategic plan and taking actions to drive sustained operational excellence across our organization. We look forward to providing a more comprehensive update on our progress and outlook for 2018 when we report complete financial results later this month.”

Envision’s estimates for the fourth quarter of 2017 are based on management’s unaudited preliminary financial analysis and are subject to finalizing Envision’s year-end accounting and audit procedures. The Company is not providing a reconciliation of its previously issued Adjusted EBITDA guidance range to the comparable GAAP measure for the three months ended December 31, 2017, as the exact amount of individual adjustments for certain reconciling items are not currently determinable, including variability and timing associated with acquisitions, disposals, deconsolidations and impairment charges. These amounts may be significant and may vary significantly from period to period. See “Non-GAAP Financial Measures” below for a definition of Adjusted EBITDA.

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EVHC Provides Preliminary 2017 Fourth Quarter Results

February 7, 2018

Earnings Release and Investor Conference Call Dates

Envision will release its financial results for the three months and 12 months ended December 31, 2017, and expects to provide 2018 financial guidance, on Tuesday, February 27, 2018, after the securities markets close.

The Company will also host an investor conference call on Wednesday, February 28, 2018, at 8:30 a.m. Eastern time. The live broadcast of Envision’s quarterly conference call will be available on-line by going to www.evhc.net and clicking on the link to Investors. The on-line replay will follow shortly after the call and will be available for 30 days.

Extension of Director Nomination Deadline

Envision also announced that its Board of Directors has amended its bylaws to extend the deadline for stockholders to nominate candidates for election to the Board at its 2018 Annual Meeting of Stockholders to March 16, 2018. The original nomination deadline was February 24, 2018. The date and location of the 2018 Annual Meeting of Stockholders has yet to be announced.

On October 31, 2017, Envision announced that its Board, in consultation with management and financial and legal advisors, had initiated a full review of a broad range of strategic alternatives to enhance stockholder value. The Board is fully committed to conducting a comprehensive review, and the review is ongoing. There can be no assurance that this review will result in a transaction or other alternative of any kind, and the Board has not set a timetable for completion of its review. The Company does not intend to provide updates on its review until it deems further disclosure is appropriate or required.

About Envision Healthcare Corporation

Envision Healthcare Corporation is a leading provider of physician-led services and post-acute care, and ambulatory surgery services. At September 2017, we delivered physician services, primarily in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,800 clinical departments in healthcare facilities in 46 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, when combined, contribute to efficient and effective population health management strategies. As a market leader in ambulatory surgical care, the Company owns and operates 263 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. In total, the Company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net.

Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, industry trends, and all statements (other than

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EVHC Provides Preliminary 2017 Fourth Quarter Results

February 7, 2018

statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the completion of its merger with AMSURG; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; (x) the impact of the Company’s announced review of strategic alternatives, as well as any strategic transaction that may be pursued as a result of such review, including the Company’s financial and operating results, or its employees, suppliers and customers; and (xi) other circumstances beyond the Company’s control.

Non-GAAP Financial Measures

Non-GAAP Adjusted EBITDA guidance for the fourth quarter of 2017 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, impairment charges, debt extinguishment costs, transaction and integration costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations, net of non-controlling interests. See Envision’s investor relations website at investor.evhc.net for a reconciliation of historical GAAP and non-GAAP financial results.

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